
                                                                             CAPITAL RE CORPORATION AND SUBSIDIARIES

                                                                   Exhibit 11 Statement Re: Computation of Per Share Earnings
                                                                                           (Unaudited)

                                                                        (Dollars in thousands except per share amounts)

                                                                         Three Months Ended               Nine Months Ended
                                                                           September 30,                    September 30,

                                                                 ------------------------------    ----------------------------
                                                                         1998             1997             1998           1997
                                                                 ------------------------------    ----------------------------
Earnings per common share (Basic and Diluted)

Net Income                                                             14,470           18,256           54,450         51,501

Basic weighted average shares outstanding during the period            31,912           31,755           31,871         31,734
Potentially dilutive employee stock options                               820              832              859            726
                                                                 -------------    -------------    -------------  -------------
Diluted weighted average shares outstanding during the period          32,732           32,587           32,730         32,460
                                                                 =============    =============    =============  =============

Basic earnings per common share                                         $0.45            $0.57            $1.71          $1.62
                                                                 =============    =============    =============  =============
Diluted earnings per common share                                       $0.44            $0.56            $1.66          $1.59
                                                                 =============    =============    =============  =============

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